Exhibit 16.1


March 6, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 1, 2003 of eTELCHARGE.com, Inc., related to the resignation of King Griffin & Adamson P.C. to allow its successor entity KBA Group LLP to be engaged as eTELCHARGE.com, Inc.'s independent accountants and are in agreement with the statements contained in Item 4 (a) paragraphs (1), (2), (4) and (5) therein.

                                                    Very truly yours,



                                                     KING GRIFFIN & ADAMSON P.C.